Filed Pursuant to Rule 424(b)(3)

File Nos. 333-215074 and 811-23221

FS CREDIT INCOME FUND

Supplement dated December 2, 2024

to

Prospectus and Statement of Additional Information, each dated March 1, 2024

This supplement contains information which amends, supplements or modifies certain information contained in the Prospectus of FS Credit Income Fund (the “Fund”), dated March 1, 2024 (as may be supplemented and amended, the “Prospectus”) and the Statement of Additional Information of the Fund, dated March 1, 2024 (as may be supplemented and amended, the “SAI”). Capitalized terms used in this supplement have the same meanings as in the Prospectus and SAI, unless otherwise stated herein.

You should carefully consider the “Types of Investments and Related Risks” beginning on page 40 of the Prospectus before you decide to invest in the Fund’s Shares.

Effective as of the close of business on November 30, 2024, Steven Shapiro resigned from the Board of Trustees of the Fund. As a result of the foregoing, and effective immediately, all references to Steven Shapiro are hereby removed from the Prospectus and the SAI.

Please retain this supplement with the Prospectus and SAI for future reference.